                                                                    Exhibit 5(c)

                                August 18, 1995



Texas Utilities Electric Company
Energy Plaza
1601 Bryan Street
Dallas, TX 75201

     Re: Texas Utilities Electric Company Registration Statement on Form S-3, $81,595,000 Principal Amount of Secured Facility Bonds

Ladies and Gentlemen:

     In connection with the proposed issuance and sale, pursuant to a sale and leaseback transaction, by Shawmut Bank Connecticut, National Association, not in its individual capacity but solely as Owner Trustee under a Trust Agreement, dated as of December 1, 1988, as supplemented (the "Owner Trustee"), of $81,595,000 principal amount of Secured Facility Bonds (the "Bonds"), secured by, among other things, an assignment of rentals under a Lease between the Owner Trustee, as Lessor, and Texas Utilities Electric Company (the "Company") as Lessee, dated as of December 1, 1989, as supplemented by Supplement No 1 thereto dated as of December 31, 1990 (as so supplemented, the "Lease"), to be paid by the Company, and with the registration of the Bonds under the Securities Act of 1933, as amended, we advise you that, when Exhibit 4(a)(ii) to the Registration Statement and the Bonds have been duly authorized, executed and delivered and, in the case of the Bonds, authenticated, by the parties thereto, the Bonds will have been duly and validly authorized, by, and will be valid and binding obligations of, the Owner Trustee.

     We are members of the bar of the State of Connecticut and do not hold ourselves out as experts on the laws of any other state. Accordingly, we express no opinion as to laws other than the laws of the State of Connecticut and the federal laws of the United States governing Shawmut Bank Connecticut, National Association's banking and trust powers.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement of the Company on Form S-3 with respect to the Bonds.

                                       Very truly yours,



                                       Shipman & Goodwin